UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2010

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director.  The board of directors of IDEXX Laboratories, Inc. (the “Company”) elected Joseph V. Vumbacco as a director on February 24, 2010.  Mr. Vumbacco’s election fills a vacancy in Class III, the term for which ends at the upcoming 2010 annual meeting of stockholders (the “Annual Meeting”).  In connection with the election of Mr. Vumbacco, the board of directors reduced the size of Class II from three to two directors and increased the size of Class III from two to three directors. At the Annual Meeting, Mr. Vumbacco will be considered for election by stockholders as a Class III director with a three-year term expiring in 2013.  The board of directors has not yet determined on which committees Mr. Vumbacco will serve.

Mr. Vumbacco will receive the same compensation as is paid to other nonemployee directors of the Company as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 25, 2009, which description is incorporated by reference herein, except for the following changes, which were approved by the board of directors on February 10, 2010:

Cash Compensation.  Effective April 1, 2010, the Company will pay a cash fee to each of the Company’s nonemployee directors at an annual rate of $50,000, which is an increase of $5,000 over the annual rate of the fee paid to nonemployee directors in 2009 and during the first quarter of 2010.  The cash fee to be paid to Mr. Vumbacco for the first quarter of 2010 will be prorated to reflect his election on February 24, 2010.

Equity Compensation.  The annual grant of deferred stock units (“DSUs”) (or restricted stock units if the director meets the stock ownership guidelines and elects restricted stock units in lieu of receiving DSUs) granted to each of our nonemployee directors under the Company’s 2009 Stock Incentive Plan (“2009 Plan”) changed from a value of approximately $45,000 in 2009 to a value of approximately $27,500 (calculated by rounding to the nearest share on the date of deferral) in 2010.  The Black-Scholes value of the annual grant of nonqualified stock options to purchase shares of common stock granted to each of our nonemployee directors under the 2009 Plan changed from $45,000 in 2009 to $82,500 in 2010. Annual DSU and stock option grants were made to directors on February 14, 2010.  DSUs and stock options will be granted to Mr. Vumbacco on June 1, 2010 and the award values will be prorated to reflect his election on February 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: March 2, 2010	By:	/s/ Conan R. Deady
Conan R. Deady
Corporate Vice President, General Counsel
and Secretary